Exhibit No. 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-66070, 333-44868, 333-107909, 333-107908, 333-47407, 333-64643, 33-67288 and 33-48500) of United Retail Group, Inc. and its subsidiaries (the “Company”) of our reports dated February 20, 2004, except for Note 2 to the consolidated financial statements, as to which the date is February 15, 2005, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP
New York, New York
February 16, 2005